Tenable Holdings, Inc.
Performance Restricted Stock Unit Grant Notice
(2018 Equity Incentive Plan)
Tenable Holdings, Inc. (the “Company”), pursuant to its 2018 Equity Incentive Plan (the “Plan”), hereby awards to Participant a Performance Restricted Stock Unit Award for the number of shares of the Company’s Common Stock (“Restricted Stock Units” or “RSUs”) set forth below (the “Award”). The Award is subject to all of the terms and conditions as set forth in this notice of grant, including the performance vesting terms and conditions (the “Performance Terms”) attached hereto as Exhibit A (together, the “Restricted Stock Unit Grant Notice”), the Performance Restricted Stock Unit Award Agreement ( the “Award Agreement”) and the Plan, all of which are attached hereto and incorporated herein in their entirety. Capitalized terms not explicitly defined herein shall have the meanings set forth in the Plan or the Award Agreement. In the event of any conflict between the terms in this Performance Restricted Stock Unit Grant Notice or the Award Agreement and the Plan, the terms of the Plan shall control.

Participant:
Date of Grant:
Vesting Commencement Date:
Target Number of RSUs:

Vesting:
Participant will receive a benefit with respect to a RSU only if it vests. Two vesting requirements must be satisfied in order for a RSU to vest — a performance-based requirement (the “Performance Vesting Requirement”), and a time and service-based requirement (the “Service Vesting Requirement”). An RSU shall actually vest on the first date upon which both requirements are satisfied with respect to that particular RSU.

Performance Vesting Requirement:
The Target Number of RSUs stated above reflects the target number of RSUs that may satisfy the Performance Vesting Requirement (the “Target Amount”). The number of RSUs that may ultimately satisfy the Performance Vesting Requirement will range from 50% to 200% of the Target Amount as determined (i) by the formulas contained in the Performance Terms attached as Exhibit A and (ii) based upon the Company’s achievement, as determined by the Compensation Committee of the Board (the “Committee”) in its sole discretion, of certain performance goals set forth in the Performance Terms attached as Exhibit A (the “Performance Goals”) during the applicable performance measurement period set forth in the Performance Terms attached as Exhibit A (the “Performance Period”), subject to Participant’s Continuous Service through the Certification Date, subject to below.

Any RSUs that do not satisfy the Performance Goals during the Performance Period will be forfeited immediately upon the applicable Certification Date upon which the Committee determines that such Performance Goals have not been achieved and will not be eligible to satisfy the Service Vesting Requirement.

“Certification Date” means the date on which the Committee certifies whether and the extent to which the Performance Goals for the Performance Period have been met. Absent extraordinary circumstances that delay the finalization of the Company’s audited financial statements for the applicable calendar year ending during the Performance Period beyond March 14th of the calendar year following the close of such calendar year, the Certification Date with respect to each calendar year ending during the Performance Period will be no later than March 15th of the calendar year following the end of the applicable calendar year.

Except as set forth below, all RSUs that have not satisfied the Performance Vesting Requirement upon or before the termination of Participant’s Continuous Service for any reason shall immediately be cancelled and forfeited upon such termination. Participant hereby agrees that, notwithstanding the terms of any employment agreement, employment offer letter, severance agreement or other severance arrangement between Participant and the Company or any of its Subsidiaries (each, a “Severance Arrangement”), the Performance Vesting Requirement applicable to this Award and the RSUs shall not be subject to any additional acceleration of vesting pursuant to the terms of any Severance Arrangement or any subsequent severance plan or arrangement adopted by or implemented by the Company, its Subsidiaries or any of their successors.

Notwithstanding anything to the contrary in this Agreement, if Participant remains in Continuous Service until the closing of a Change in Control, or if Participant’s Continuous Service terminates due to an involuntary termination by the Company without Cause or due to Participant’s voluntary termination with Good Reason at any time between the date a definitive agreement providing for a Change in Control is entered into and on or before the closing of a Change in Control (provided that such Change in Control closes and becomes effective (and the Common Stock underlying Participant’s RSUs is issued) by no later than March 15 of the calendar year immediately following the calendar year in which the definitive agreement is entered into), then the Target Amount of RSUs will satisfy the Performance Vesting Requirement as of the closing of the Change in Control . The Target Amount of RSUs eligible to vest in connection with a Change in Control will not be adjusted by any increase or decrease or other adjustment mechanism based on the achievement of the Performance Goals or otherwise.

Service Vesting
Requirement:     The RSUs that satisfy the Performance Vesting Requirement will be eligible to satisfy the Service Vesting Requirement as follows: 25% of the RSUs that satisfy the Performance Vesting Requirement will satisfy the Service Vesting Requirement on the twelve (12) month anniversary of the Vesting Commencement Date, rounded down to the nearest whole share, and the remaining seventy-five percent (75%) of the RSUs that satisfy the Performance Vesting Requirement will satisfy the Service Vesting Requirement in twelve (12) quarterly installments over the three year period following the twelve (12) month anniversary of the Vesting Commencement Date, in each case rounded down to the nearest whole share; provided, that with respect to the last such quarterly installment, the number of RSUs that vest in the installment shall be such that Participant will satisfy the Service Vesting Requirement with respect to the total number of RSUs that have satisfied the Performance Vesting Requirement as of the fourth (4th) anniversary of the Vesting Commencement Date, subject to Participant’s Continuous Service through each such vesting date and the potential Service Vesting Requirement acceleration described below.

In addition, (i) if the Participant remains in Continuous Service through the closing of a Change in Control and the Participant’s RSUs that have satisfied the Performance Vesting Requirement but not yet satisfied the Service Vesting Requirement upon the closing of the Change in Control are not continued, assumed or substituted for as permitted by Section 9(c) of the Plan in connection with a Change in Control, or if the Participant’s Continuous Service terminates due to an involuntary termination by the Company without Cause or due to the Participant’s voluntary termination with Good Reason at any time between the date a definitive agreement providing for a Change in Control is entered into and on or before the closing of a Change in Control (provided that such Change in Control closes and becomes effective (and the Common Stock underlying the Participant’s RSUs is issued) by no later than March 15 of the calendar year immediately following the calendar year in which the definitive agreement is entered into), then the remaining RSUs that have not satisfied the Service Vesting Requirement will satisfy the Service Vesting Requirement as of the closing of the Change in Control, or (ii) if the Participant’s RSUs that have satisfied the Performance Vesting Requirement but not yet satisfied the Service Vesting Requirement upon the closing of the Change in Control are continued, assumed or substituted for as permitted by Section 9(c) of the Plan in connection with a Change in Control and if at any time between the closing of a Change in Control and the date which is twelve (12) months after the closing of such Change in Control, the Participant’s Continuous Service terminates due to an involuntary termination by the Company without Cause or due to the Participant’s voluntary termination with Good Reason, then the remaining RSUs that have not yet satisfied the Service Vesting Requirement at that time will accelerate and be deemed to have satisfied the Service Vesting Requirement in full upon such termination of Continuous Service. Furthermore, any remaining unvested RSUs will satisfy the Service Vesting Requirement in full upon the termination of the Participant’s Continuous Service due to the Participant’s death or Disability.

For this purpose, “Good Reason” Cause” shall have the meaning ascribed to such term in any written agreement between Participant and the Company or any of its Affiliates defining such term and, in the absence of such agreement, such term shall mean that any of following actions are taken by the Company without Participant’s prior written consent: (i) a material reduction by the Company of Participant’s base salary (other than in a broad based reduction similarly affecting all members of Company’s executive management); (ii) a material breach by the Company of Participant’s employment agreement or any other material written agreement between Participant and the Company concerning the terms and conditions of Participant’s employment with the Company; (iii) the relocation of Participant’s principal place of employment, without Participant’s consent, to a place that increases Participant’s one-way commute by more than fifty (50) miles as compared to Participant’s then-current principal place of employment immediately prior to such relocation; or (iv) a material reduction in Participant’s duties, authority, or responsibilities relative to Participant’s duties, authority, or responsibilities in effect immediately prior to such reduction; provided, however, that, any such termination by Participant shall only be deemed for Good Reason pursuant to this definition if: (1) Participant gives the Company written notice of Participant’s intent to terminate for Good Reason within thirty (30) days following Participant learning of the occurrence of the condition(s) that Participant believes constitute(s) Good Reason, which notice shall describe such condition(s); (2) the Company fails to remedy such condition(s) within thirty (30) days following receipt of the written notice (the “Cure Period”); and (3) Participant voluntarily terminates Participant’s employment within sixty (60) days following the end of the Cure Period.
Issuance Schedule:    Subject to any Capitalization Adjustment, one share of Common Stock (or its cash equivalent, at the discretion of the Company) will be issued for each Restricted Stock Unit that vests at the time set forth in Section 6 of the Award Agreement.

Sell to Cover Election:    By accepting this Award, Participant hereby: (1) elects, effective on the date Participant accepts this Award, to sell shares of Common Stock issued in respect of the Award in an amount determined in accordance with Section 11(b) of the Award Agreement, and to allow the Agent to remit the cash proceeds of such sale to the Company as more specifically set forth in Section 11(b) of the Award Agreement (a “Sell to Cover”); (2) directs the Company to make a cash payment to satisfy the Withholding Obligation from the cash proceeds of such sale directly to the appropriate taxing authorities; and (3) represents and warrants that (i) Participant has carefully reviewed Section 11(b) of the Award Agreement, (ii) on the date Participant accepts this Award he or she is not aware of any material, nonpublic information with respect to the Company or any securities of the Company, is not subject to any legal, regulatory or contractual restriction that would prevent the Agent from conducting sales, does not have, and will not attempt to exercise, authority, influence or control over any sales of Common Stock effected by the Agent pursuant to the Award Agreement, and is entering into the Restricted Stock Unit Grant Notice and Award Agreement and this election to Sell to Cover in good faith and not as part of a plan or scheme to evade the prohibitions of Rule 10b5-1 (regarding trading of the Company's securities on the basis of material nonpublic information) under the Exchange Act, and (iii) it is Participant’s intent that this election to Sell to Cover and Section 11(b) of the Award Agreement comply with the requirements of Rule 10b5-1(c)(1) under the Exchange Act and be interpreted to comply with the requirements of Rule 10b5-1(c) under the Exchange Act. The Participant further acknowledges that by accepting this Award, Participant is adopting a 10b5-1 Plan (as defined in Section 11(b) of the Award Agreement) to permit Participant to conduct a Sell to Cover sufficient to satisfy the Withholding Obligation as more specifically set forth in Section 11(b) of the Award Agreement.

Additional Terms/Acknowledgements: Participant acknowledges receipt of, and understands and agrees to, this Restricted Stock Unit Grant Notice, the Award Agreement and the Plan. Participant acknowledges and agrees that this Restricted Stock Unit Grant Notice and the Award Agreement may not be modified, amended, or revised except as provided in the Plan. Participant further acknowledges that as of the Date of Grant, this Restricted Stock Unit Grant Notice, the Award Agreement and the Plan set forth the entire understanding between Participant and the Company regarding the acquisition of the Common Stock pursuant to the Award specified above and supersede all prior oral and written agreements on the terms of this Award, with the exception, if applicable, of (i) equity awards previously granted and delivered to Participant, (ii) any compensation recovery policy that is adopted by the Company or is otherwise required by applicable law and (iii) any written employment or severance arrangement or other written agreement entered into between the Company and Participant specifying the terms that should govern this Award upon the terms and conditions set forth therein.

By accepting this Award, Participant acknowledges having received and read the Performance Restricted Stock Unit Grant Notice, the Award Agreement and the Plan and agrees to all of the terms and conditions set forth in these documents. Participant consents to receive Plan and related documents by electronic delivery and to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.

Tenable Holdings, Inc.    Participant
By:
    Signature    Signature
Title: CFO
Date: ___________________________

Attachments:     Performance Terms, Award Agreement and 2018 Equity Incentive Plan

Attachment I
Tenable Holdings, Inc.
2018 Equity Incentive Plan
Performance Restricted Stock Unit Award Agreement

Pursuant to the Performance Restricted Stock Unit Grant Notice, including the performance vesting terms and conditions (the “Performance Terms”) attached as Exhibit A (the “Grant Notice”) and this Performance Restricted Stock Unit Award Agreement (the “Agreement”), Tenable Holdings, Inc. (the “Company”) has awarded you (“Participant”) a Performance Restricted Stock Unit Award (the “Award”) pursuant to the Company’s 2018 Equity Incentive Plan (the “Plan”) for the number of Restricted Stock Units/shares indicated in the Grant Notice. Capitalized terms not explicitly defined in this Agreement or the Grant Notice shall have the same meanings given to them in the Plan. The terms of your Award, in addition to those set forth in the Grant Notice, are as follows.
1.Grant of the Award. This Award represents the right to be issued on a future date one (1) share of Common Stock for each Restricted Stock Unit that vests on the applicable vesting date(s) (subject to any adjustment under Section 3 below) as indicated in the Grant Notice. As of the Date of Grant, the Company will credit to a bookkeeping account maintained by the Company for your benefit (the “Account”) the maximum number of Restricted Stock Units/shares of Common Stock subject to the Award. Notwithstanding the foregoing, the Company reserves the right to issue you the cash equivalent of Common Stock, in part or in full satisfaction of the delivery of Common Stock in connection with the vesting of the Restricted Stock Units, and, to the extent applicable, references in this Agreement and the Grant Notice to Common Stock issuable in connection with your Restricted Stock Units will include the potential issuance of its cash equivalent pursuant to such right.
2.Vesting. Subject to the limitations contained herein, your Award will vest, if at all, in accordance with the vesting terms and conditions provided in the Grant Notice. Subject to the provisions in the Grant Notice regarding accelerated vesting in certain circumstances, vesting will cease upon the termination of your Continuous Service and the Restricted Stock Units credited to the Account that were not vested on the date of such termination will be forfeited at no cost to the Company and you will have no further right, title or interest in or to such Award or the shares of Common Stock to be issued in respect of such portion of the Award.
For purposes of your Award, your Continuous Service will be considered terminated (regardless of the reason of termination, whether or not later found to be invalid or in breach of employment or other laws or rules in the jurisdiction where you are providing services or the terms of your employment or service agreement, if any) effective as of the date that you cease to actively provide services to the Company or any Affiliate and will not be extended by any notice period (e.g., employment or service would not include any contractual notice period or any period of “garden leave” or similar period mandated under employment or other laws in the jurisdiction where you are employed or providing services or the terms of your employment or service agreement, if any). The Board shall have exclusive discretion to determine when you are no longer actively employed or providing services for purposes of the Plan (including whether you still may be considered to be providing services while on a leave of absence).
3.Number of Shares. The number of Restricted Stock Units subject to your Award may be adjusted from time to time for Capitalization Adjustments, as provided in the Plan. Any additional Restricted Stock Units, shares, cash or other property that becomes subject to the Award pursuant to this Section 3, if any, shall be subject, in a manner determined by the Board, to the same forfeiture restrictions, restrictions on transferability, and time and manner of delivery as applicable to the other Restricted Stock Units and shares covered by your Award. Notwithstanding the provisions of this Section 3, no fractional shares or rights for fractional shares of Common Stock shall be created pursuant to this Section 3. Any fraction of a share will be rounded down to the nearest whole share.
4.Compliance with Laws. You may not be issued any Common Stock under your Award unless the shares of Common Stock underlying the Restricted Stock Units are either (i) then registered under the Securities Act, or (ii) the Company has determined that such issuance would be exempt from the registration requirements of the Securities Act. Your Award must also comply with other applicable laws and regulations governing the Award, including any U.S. and non-U.S. state, federal and local laws, and you shall not receive such Common Stock if the Company determines that such receipt would not be in material compliance with such laws and regulations.
5.Transfer Restrictions. Prior to the time that shares of Common Stock have been delivered to you, you may not transfer, pledge, sell or otherwise dispose of this Award or the shares issuable in respect of your Award, except as expressly provided in this Section 5. For example, you may not use shares that may be issued in respect of your Restricted Stock Units as security for a loan. The restrictions on transfer set forth herein will lapse upon delivery to you of shares in respect of your vested Restricted Stock Units.
(a)Death. Your Award is transferable by will and by the laws of descent and distribution. At your death, vesting of your Award will cease (subject to any accelerated vesting upon your death in accordance with Section 2 of this Agreement) and your executor or administrator of your estate shall be entitled to receive, on behalf of your estate, any Common Stock or other consideration that vested but was not issued before your death (including with respect to any portion of the Award that vests upon your death in accordance with Section 2 of this Agreement).
(b)Domestic Relations Orders. Upon receiving written permission from the Board or its duly authorized designee, and provided that you and the designated transferee enter into transfer and other agreements required by the Company, you may transfer your right to receive the distribution of Common Stock or other consideration hereunder, pursuant to a domestic relations order, marital settlement agreement or other divorce or separation instrument as permitted by applicable law that contains the information required by the Company to effectuate the transfer. You are encouraged to discuss the proposed terms of any division of this Award with the Company General Counsel prior to finalizing the domestic relations order or marital settlement agreement to verify that you may make such transfer, and if so, to help ensure the required information is contained within the domestic relations order or marital settlement agreement.
6.Date of Issuance.
(a)The issuance of shares in respect of the Restricted Stock Units is intended to comply with Treasury Regulations Section 1.409A-1(b)(4) and will be construed and administered in such a manner. Subject to the satisfaction of the Withholding Obligation set forth in Section 11 of this Agreement, in the event one or more Restricted Stock Units vests, the Company shall issue to you one (1) share of Common Stock for each Restricted Stock Unit that vests on the applicable vesting date(s) (subject to any adjustment under Section 3 above, and subject to any different provisions in the Grant Notice). Each issuance date determined by this paragraph is referred to as an “Original Issuance Date.”
(b)If the Original Issuance Date falls on a date that is not a business day, delivery shall instead occur on the next following business day. In addition, if:
(i)the Original Issuance Date does not occur (1) during an “open window period” applicable to you, as determined by the Company in accordance with the Company’s then-effective policy on trading in Company securities, or (2) on a date when you are otherwise permitted to sell shares of Common Stock on an established stock exchange or stock market , and
(ii)either (1) a Withholding Obligation does not apply, or (2) the Company decides, prior to the Original Issuance Date, (A) not to satisfy the Withholding Obligation by withholding shares of Common Stock from the shares otherwise due, on the Original Issuance Date, to you under this Award, and (B) not to permit you to enter into a Sell to Cover under the 10b5-1 Plan (as defined in Section 11(b) of this Agreement) to satisfy the Withholding Obligation, if applicable and (C) not to permit you to pay your Withholding Obligation in cash, then the shares that would otherwise be issued to you on the Original Issuance Date will not be delivered on such Original Issuance Date and will instead be delivered on the first business day when you are not prohibited from selling shares of the Company’s Common Stock in the open public market, but in no event later than December 31 of the calendar year in which the Original Issuance Date occurs (that is, the last day of your taxable year in which the Original Issuance Date occurs), or, if and only if permitted in a manner that complies with Treasury Regulations Section 1.409A-1(b)(4), no later than the date that is the 15th day of the third calendar month of the applicable year following the year in which the shares of Common Stock under this Award are no longer subject to a “substantial risk of forfeiture” within the meaning of Treasury Regulations Section 1.409A-1(d).
(c)The form of delivery (e.g., a stock certificate or electronic entry evidencing such shares) shall be determined by the Company.
7.Dividends. You shall receive no benefit or adjustment to your Award with respect to any cash dividend, stock dividend or other distribution that does not result from a Capitalization Adjustment; provided, however, that this sentence will not apply with respect to any shares of Common Stock that are delivered to you in connection with your Award after such shares have been delivered to you.
8.Restrictive Legends. The shares of Common Stock issued in respect of your Award shall be endorsed with appropriate legends as determined by the Company.
9.Execution of Documents. You hereby acknowledge and agree that the manner selected by the Company by which you indicate your consent to your Grant Notice is also deemed to be your execution of your Grant Notice and of this Agreement. You further agree that such manner of indicating consent may be relied upon as your signature for establishing your execution of any documents to be executed in the future in connection with your Award.
10.Award not a Service Contract.
(a)Nothing in this Agreement (including, but not limited to, the vesting of your Award or the issuance of the shares in respect of your Award), the Plan or any covenant of good faith and fair dealing that may be found implicit in this Agreement or the Plan shall: (i) confer upon you any right to continue in the employ or service of, or affiliation with, the Company or an Affiliate; (ii) constitute any promise or commitment by the Company or an Affiliate regarding the fact or nature of future positions, future work assignments, future compensation or any other term or condition of employment or affiliation; (iii) confer any right or benefit under this Agreement or the Plan unless such right or benefit has specifically accrued under the terms of this Agreement or Plan; or (iv) deprive the Company of the right to terminate you at will and without regard to any future vesting opportunity that you may have.
(b)By accepting this Award, you acknowledge and agree that the right to continue vesting in the Award pursuant to the vesting schedule provided in the Grant Notice may not be earned unless (in addition to any other conditions described in the Grant Notice and this Agreement) you continue as an employee, director or consultant at the will of the Company and affiliate, as applicable (not through the act of being hired, being granted this Award or any other award or benefit) and that the Company has the right to reorganize, sell, spin-out or otherwise restructure one or more of its businesses or Affiliates at any time or from time to time, as it deems appropriate (a “reorganization”). You acknowledge and agree that such a reorganization could result in the termination of your Continuous Service, or the termination of Affiliate status of your employer and the loss of benefits available to you under this Agreement, including but not limited to, the termination of the right to continue vesting in the Award. You further acknowledge and agree that this Agreement, the Plan, the transactions contemplated hereunder and the vesting schedule set forth herein or any covenant of good faith and fair dealing that may be found implicit in any of them do not constitute an express or implied promise of continued engagement as an employee or consultant for the term of this Agreement, for any period, or at all, and shall not interfere in any way with the Company’s right to terminate your Continuous Service at any time, with or without your cause or notice, or to conduct a reorganization.
11.Withholding Obligation.
(a)By accepting this awards, you acknowledge that, regardless of any action taken by the Company or any Affiliate the ultimate liability for any and all income tax, social insurance, payroll tax, fringe benefit tax, payment on account or other tax-related items related to your participation in the Plan and legally applicable to you or deemed by the Company or your employer, in its discretion, to be an appropriate charge to you even if legally applicable to the Company or your employer (“Tax-Related Items”) is and remains your responsibility and may exceed the amount actually withheld by the Company or its Affiliates, if any. Further, if you are subject to Tax-Related Items in more than one jurisdiction, you acknowledge that the Company and/or its Affiliates may be required to withhold or account for Tax-Related Items in more than one jurisdiction.
(b)On or before the time you receive a distribution of Common Stock pursuant to your Award, or at any time thereafter as requested by the Company, you hereby authorize any required withholding from the Common Stock issuable to you and/or otherwise agree to make adequate provision in cash for any sums required to satisfy any and all Tax-Related Items (the “Withholding Obligation”).
(c)By accepting this Award, you hereby (i) acknowledge and agree that you have elected a Sell to Cover (as defined in the Grant Notice) to permit you to satisfy the Withholding Obligation and that the Withholding Obligation shall be satisfied pursuant to this Section 11(b) to the fullest extent not otherwise satisfied pursuant to the provisions of Section 11(c) hereof and (ii) further acknowledge and agree to the following provisions:
(i)You hereby irrevocably appoint the Company’s stock plan administrative service provider, or such other registered broker-dealer that is a member of the Financial Industry Regulatory Authority as the Company may select, as your agent (the “Agent”), and you authorize and direct the Agent to:
(1)Sell on the open market at the then prevailing market price(s), on your behalf, as soon as practicable on or after the date on which the shares of Common Stock are delivered to you pursuant to Section 6 hereof in connection with the vesting of the Restricted Stock Units, the number (rounded up to the next whole number) of shares of Common Stock sufficient to generate proceeds to cover (A) the satisfaction of the Withholding Obligation arising from the vesting of those Restricted Stock Units and the related issuance of shares of Common Stock to you that is not otherwise satisfied pursuant to Section 11(c) hereof and (B) all applicable fees and commissions due to, or required to be collected by, the Agent with respect thereto;
(2)Remit directly to the Company and/or any Affiliate the proceeds necessary to satisfy the Withholding Obligation;
(3)Retain the amount required to cover all applicable fees and commissions due to, or required to be collected by, the Agent, relating directly to the sale of the shares of Common Stock referred to in clause (1) above; and
(4)Remit any remaining funds to you.
(ii)You acknowledge that your election to Sell to Cover and the corresponding authorization and instruction to the Agent set forth in this Section 11(b) to sell Common Stock to satisfy the Withholding Obligation is intended to comply with the requirements of Rule 10b5-1(c)(1) under the Exchange Act and to be interpreted to comply with the requirements of Rule 10b5-1(c) under the Exchange Act (your election to Sell to Cover and the provisions of this Section 10(b), collectively, the “10b5-1 Plan”). You acknowledge that by accepting this Award, you are adopting the 10b5-1 Plan to permit you to satisfy the Withholding Obligation. You hereby authorize the Company and the Agent to cooperate and communicate with one another to determine the number of shares of Common Stock that must be sold pursuant to Section 11(b)(i) to satisfy your obligations hereunder.
(iii)You acknowledge that the Agent is under no obligation to arrange for the sale of Common Stock at any particular price under this 10b5-1 Plan and that the Agent may effect sales as provided in this 10b5-1 Plan in one or more sales and that the average price for executions resulting from bunched orders may be assigned to your account. You further acknowledge that you will be responsible for all brokerage fees and other costs of sale associated with this 10b5-1 Plan, and you agree to indemnify and hold the Company harmless from any losses, costs, damages, or expenses relating to any such sale. In addition, you acknowledge that it may not be possible to sell shares of Common Stock as provided for in this 10b5-1 Plan due to (i) a legal or contractual restriction applicable to you or the Agent, (ii) a market disruption, (iii) a sale effected pursuant to this 10b5-1 Plan that would not comply (or in the reasonable opinion of the Agent’s counsel is likely not to comply) with the Securities Act, (iv) the Company’s determination that sales may not be effected under this 10b5-1 Plan or (v) rules governing order execution priority on the national exchange where the Common Stock may be traded. In the event of the Agent’s inability to sell shares of Common Stock, you will continue to be responsible for the timely payment to the Company of all federal, state, local and foreign taxes that are required by applicable laws and regulations to be withheld, including but not limited to those amounts specified in Section 11(b)(i)(1) above.
(iv)You acknowledge that regardless of any other term or condition of this 10b5-1 Plan, the Agent will not be liable to you for (A) special, indirect, punitive, exemplary, or consequential damages, or incidental losses or damages of any kind, or (B) any failure to perform or for any delay in performance that results from a cause or circumstance that is beyond its reasonable control.
(v)You hereby agree to execute and deliver to the Agent any other agreements or documents as the Agent reasonably deems necessary or appropriate to carry out the purposes and intent of this 10b5-1 Plan. The Agent is a third-party beneficiary of this Section 11(b) and the terms of this 10b5-1 Plan.
(vi)Your election to Sell to Cover and to enter into this 10b5-1 Plan is irrevocable. Upon acceptance of the Award, you have elected to Sell to Cover and to enter into this 10b5-1 Plan, and you acknowledge that you may not change this election at any time in the future. This 10b5-1 Plan shall terminate not later than the date on which the Withholding Obligation arising from the vesting of your Restricted Stock Units and the related issuance of shares of Common Stock has been satisfied.
(d)Alternatively, or in addition to or in combination with the Sell to Cover provided for under Section 11(b), you authorize the Company, at its discretion, to satisfy the Withholding Obligation by the following means (or by a combination of the following means):
(i)Requiring you to pay to the Company any portion of the Withholding Obligation in cash;
(ii)Withholding from any compensation otherwise payable to you by the Company; and/or
(iii)Withholding shares of Common Stock from the shares of Common Stock issued or otherwise issuable to you in connection with the Award with a Fair Market Value (measured as of the date shares of Common Stock are issued pursuant to Section 6) equal to the amount of the Withholding Obligation; provided, however, that the number of such shares of Common Stock so withheld shall not exceed the amount necessary to satisfy the Company’s required tax withholding obligations using the maximum statutory withholding rates for federal, state, local and foreign tax purposes, including payroll taxes, that are applicable to supplemental taxable income.
(e)Unless the Withholding Obligation of the Company and/or any Affiliate are satisfied, the Company shall have no obligation to deliver to you any Common Stock.
(f)In the event the Withholding Obligation of the Company arises prior to the delivery to you of Common Stock or it is determined after the delivery of Common Stock to you that the amount of the Withholding Obligation was greater than the amount withheld by the Company, you agree to indemnify and hold the Company harmless from any failure by the Company to withhold the proper amount.
12.Tax Consequences. The Company has no duty or obligation to minimize the tax consequences to you of this Award and shall not be liable to you for any adverse tax consequences to you arising in connection with this Award. You are hereby advised to consult with your own personal tax, financial and/or legal advisors regarding the tax consequences of this Award and by signing the Grant Notice, you have agreed that you have done so or knowingly and voluntarily declined to do so. You understand that you (and not the Company) shall be responsible for your own tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement.
13.Unsecured Obligation. Your Award is unfunded, and as a holder of a vested Award, you shall be considered an unsecured creditor of the Company with respect to the Company’s obligation, if any, to issue shares or other property pursuant to this Agreement. You shall not have voting or any other rights as a stockholder of the Company with respect to the shares to be issued pursuant to this Agreement until such shares are issued to you pursuant to Section 6 of this Agreement. Upon such issuance, you will obtain full voting and other rights as a stockholder of the Company. Nothing contained in this Agreement, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind or a fiduciary relationship between you and the Company or any other person.
14.Notices. Any notice or request required or permitted hereunder shall be given in writing (including electronically) and will be deemed effectively given upon receipt or, in the case of notices delivered by mail by the Company to you, five (5) days after deposit in the United States mail, postage prepaid, addressed to you at the last address you provided to the Company. The Company may, in its sole discretion, decide to deliver any documents related to participation in the Plan and this Award by electronic means or to request your consent to participate in the Plan by electronic means. By accepting this Award, you consent to receive such documents by electronic delivery and to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.
15.Headings. The headings of the Sections in this Agreement are inserted for convenience only and shall not be deemed to constitute a part of this Agreement or to affect the meaning of this Agreement.
16.Miscellaneous.
(a)The rights and obligations of the Company under your Award shall be transferable by the Company to any one or more persons or entities, and all covenants and agreements hereunder shall inure to the benefit of, and be enforceable by, the Company’s successors and assigns.
(b)You agree upon request to execute any further documents or instruments necessary or desirable in the sole determination of the Company to carry out the purposes or intent of your Award.
(c)You acknowledge and agree that you have reviewed your Award in its entirety, have had an opportunity to obtain the advice of counsel prior to executing and accepting your Award and fully understand all provisions of your Award.
(d)This Agreement shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.
(e)All obligations of the Company under the Plan and this Agreement shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.
17.Governing Plan Document. Your Award is subject to all the provisions of the Plan, the provisions of which are hereby made a part of your Award, and is further subject to all interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to the Plan. Your Award (and any compensation paid or shares issued under your Award) is subject to recoupment in accordance with The Dodd–Frank Wall Street Reform and Consumer Protection Act and any implementing regulations thereunder, any clawback policy adopted by the Company and any compensation recovery policy otherwise required by applicable law. No recovery of compensation under such a clawback policy will be an event giving rise to a right to voluntarily terminate employment upon a resignation for “good reason,” or for a “constructive termination” or any similar term under any plan of or agreement with the Company.
18.Effect on Other Employee Benefit Plans. The value of the Award subject to this Agreement shall not be included as compensation, earnings, salaries, or other similar terms used when calculating benefits under any employee benefit plan (other than the Plan) sponsored by the Company or any Affiliate except as such plan otherwise expressly provides. The Company expressly reserves its rights to amend, modify, or terminate any or all of the employee benefit plans of the Company or any Affiliate.
19.Severability. If all or any part of this Agreement or the Plan is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity shall not invalidate any portion of this Agreement or the Plan not declared to be unlawful or invalid. Any Section of this Agreement (or part of such a Section) so declared to be unlawful or invalid shall, if possible, be construed in a manner which will give effect to the terms of such Section or part of a Section to the fullest extent possible while remaining lawful and valid.
20.Other Documents. You hereby acknowledge receipt or the right to receive a document providing the information required by Rule 428(b)(1) promulgated under the Securities Act. In addition, you acknowledge receipt of the Company’s policy permitting certain individuals to sell shares only during certain "window" periods and the Company's insider trading policy, in effect from time to time.
21.Governing Law/Venue. The interpretation, performance and enforcement of this Agreement will be governed by the law of the State of Delaware without regard to that state’s conflicts of laws rules. For purposes of any action, lawsuit or other proceedings brought due to your participation in the Plan, relating to it, or arising from it, you hereby submits to and consent to the sole and exclusive jurisdiction of the courts of Howard County, Maryland, or the federal courts for the United States for the District of Maryland, and no other courts, where this Award is granted and/or to be performed.
22.Amendment. This Agreement may not be modified, amended or terminated except by an instrument in writing, signed by you and by a duly authorized representative of the Company. Notwithstanding the foregoing, this Agreement may be amended solely by the Board by a writing which specifically states that it is amending this Agreement, so long as a copy of such amendment is delivered to you, and provided that, except as otherwise expressly provided in the Plan, no such amendment materially adversely affecting your rights hereunder may be made without your written consent. Without limiting the foregoing, the Board reserves the right to change, by written notice to you, the provisions of this Agreement in any way it may deem necessary or advisable to carry out the purpose of the Award as a result of any change in applicable laws or regulations or any future law, regulation, ruling, or judicial decision, provided that any such change shall be applicable only to rights relating to that portion of the Award which is then subject to restrictions as provided herein.
23.Compliance with Section 409A of the Code. This Award is intended to be exempt from the application of Section 409A of the Code, including but not limited to by reason of complying with the “short-term deferral” rule set forth in Treasury Regulation Section 1.409A-1(b)(4) and any ambiguities herein shall be interpreted accordingly. Notwithstanding the foregoing, if it is determined that the Award fails to satisfy the requirements of the short-term deferral rule and is otherwise not exempt from, and determined to be deferred compensation subject to Section 409A of the Code, this Award shall comply with Section 409A to the extent necessary to avoid adverse personal tax consequences and any ambiguities herein shall be interpreted accordingly. If it is determined that the Award is deferred compensation subject to Section 409A and you are a “Specified Employee” (within the meaning set forth in Section 409A(a)(2)(B)(i) of the Code) as of the date of your “Separation from Service” (as defined in Section 409A), then the issuance of any shares that would otherwise be made upon the date of your Separation from Service or within the first six (6) months thereafter will not be made on the originally scheduled date(s) and will instead be issued in a lump sum on the date that is six (6) months and one day after the date of the Separation from Service, with the balance of the shares issued thereafter in accordance with the original vesting and issuance schedule set forth above, but if and only if such delay in the issuance of the shares is necessary to avoid the imposition of adverse taxation on you in respect of the shares under Section 409A of the Code. Each installment of shares that vests is intended to constitute a “separate payment” for purposes of Treasury Regulation Section 1.409A-2(b)(2).

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    This Restricted Stock Unit Award Agreement shall be deemed to be signed by the Company and the Participant upon the signing by the Participant of the Restricted Stock Unit Grant Notice to which it is attached.

Exhibit A

Performance Terms

Attachment II
2018 Equity Incentive Plan